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                                                                    EXHIBIT 23.2

KVAERNER
Raymond A. Tabar, Esq.
Division Counsel
Direct Dial 925/244-6043
Facsimile 925/866-6320
Email Rraymond.tabar@kvaerner.com
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March 28, 2003


Via Facsimile


Mr. Richard T. Phillips
Treasurer
Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO    80401

Dear Mr. Phillips:

We hereby consent to the incorporation by reference with the Registration Statement of Canyon Resources Corporation (the Company) on Form S-8 of the Mine Plan and Preliminary Feasibility Study dated September 1993, prepared by Davy International pertaining to the Company's McDonald Project as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Sincerely yours,


/s/ Raymond A. Tabar
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Raymond A. Tabar


RAT/CCB/jh